SCUDDER INVESTMENT TRUST
                           Scudder S&P 500 Index Fund

                            ADMINISTRATION AGREEMENT

     ADMINISTRATION AGREEMENT, made as of this 29th day of August, 1997 between Scudder Investment Trust, a Massachusetts business Trust (the "Trust"), on behalf of Scudder S&P 500 Index Fund, (the "Fund"), and SCUDDER, STEVENS & CLARK, INC., a Delaware corporation or its successors and/or assigns, (the "Administrator").

                       W I T N E S S E T H:

     WHEREAS, the Trust has been established as a Massachusetts business Trust to engage in the business of an investment company, and is registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund desires to retain the Administrator for certain administrative services, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth, and

     WHEREAS, the Board of Trustees of the Trust has determined that retaining the Administrator pursuant to this Agreement is in the best interests of the Fund, that the fee to be paid by the Fund to the Administrator pursuant to this Agreement is fair and reasonable and that the services to be provided by the Administrator pursuant to this Agreement are comparable to those that could have been provided by other parties and reasonable in relation to the fee to be paid by the Fund.

     NOW, THEREFORE, the parties agree as follows:

1. The Fund hereby appoints the Administrator to provide the services set forth below, subject to the overall supervision of the Board of Trustees of the Trust for the period and on the terms set forth in this Agreement. The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations set forth herein, for the compensation herein provided.

2. Subject to the supervision of the Board of Trustees and officers of the Trust, the Administrator shall furnish at its expense for the use of the Fund such office space and facilities in the United States as the Fund may require for its reasonable needs, shall render to the Fund administrative services necessary for operating as an open-end investment company and not provided by persons not parties to this Agreement including, but not limited to:

     a) oversee the maintenance of the books, records and reports of the Fund required under the 1940 Act, and maintain such books, records and reports to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund;

     b) assist in the preparation and filing of the Fund's federal, state and local income tax returns pursuant to Section 4982 of the Internal Revenue Code of 1986, as amended;

     c) prepare reports to and meeting materials for the Trust's Board of Trustees and the financial information for the Fund's proxy statements and periodic reports and notices to shareholders;

     d)   oversee the tabulation of proxies by the Fund's transfer agent;

     e) prepare the Fund's periodic financial reports to the Securities and Exchange Commission and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act;

     f)   provide assistance with investor and public relations matters;

     g) review the Fund's bills and processing the payment of bills that have been approved by an authorized person;

     h) assist the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions;

     i) respond to or refer to the Fund's officers or transfer agent, shareholder inquiries relating to the Fund;

     j) supervise, negotiate contractual arrangements with, to the extent appropriate, and monitor the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations;

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

     k) monitor the registration of shares of the Fund under applicable federal and state securities laws;

     l)   assist in establishing the accounting policies of the Fund;

     m) assist in the resolution of accounting issues that may arise with respect to the Fund's operations and consult with the Fund's independent accountants, legal counsel and the Fund's other agents as necessary in connection therewith;

     n)   establish and monitor the Fund's operating expense budgets; and

     o) otherwise assist the Trust as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Trust's Board of Trustees.

     All services to be furnished by the Administrator may be provided through the medium of any directors, officers or employees, or any other agents, of the Administrator.

     Nothing in this Agreement shall be deemed diminish the obligations of any agent of the Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.

     Each party shall bear all its own expenses incurred in connection with this Agreement.

3. The Fund will pay the Administrator a monthly fee at the annual rate of 0.10 percent of the Fund's average net assets, based on the net asset value on the last business day of each week.

4. The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of the Fund's assets.

5. The Administrator shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

6. This Agreement shall become effective as of the date first above written, and shall thereafter continue in effect unless terminated as herein provided. This Agreement may be terminated by either party hereto (without penalty) at any time upon not less than 60 days' prior written notice to the other party hereto.

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

7. The services of the Administrator to the Fund hereunder are not exclusive and nothing in this Agreement shall limit or restrict the right of the Administrator, or of and director, officer or employee of the Administrator, to engage in any other business, whether similar or dissimilar in nature, or to render services of any kind to any other corporation, firm, individual or association. The Administrator and its directors, officers and employees shall be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed agents of the Fund.

8. During the term of this Agreement, the Fund agrees to furnish the Administrator at the principal office of the Administrator prior to use thereof all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public that refer in any way to the Administrator and not to use such material if the Administrator reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof, unless prior to such use such material shall have been modified in a manner reasonably satisfactory to the Administrator. In the event of termination of this Agreement, the Fund will continue to furnish to the Administrator copies of any of the above- mentioned materials that refer in any way to the Administrator. The Fund shall furnish or otherwise make available to the Administrator such other information relating to the business affairs of the Fund as the Administrator at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

9. This Agreement may be amended by mutual written consent of the parties hereto.

10. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Administrator at 345 Park Avenue, New York, New York 10154, Attn.: Legal Department or (2) to the Fund at Two International Place, Boston, Massachusetts 02110, Attention: Secretary.

11. This Agreement solely sets forth the agreement and understanding of the parties hereto with respect to the matters covered hereby and the relationship between the Fund and the Administrator. Nothing in this Agreement shall govern, restrict or limit in any way the other business dealings between the parties hereto other than as expressly provided herein.

12. This Agreement shall be governed by and construed in accordance with the laws of Commonwealth of Massachusetts.

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

13. This Agreement may be assigned to a successor in interest of Scudder, Stevens & Clark, Inc. resulting from a transaction described in the Fund's Registration Statement.


     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                   SCUDDER INVESTMENT TRUST,
                                   on behalf of
                                   Scudder S&P 500 Index Fund


                                   By/s/Daniel Pierce
                                    ----------------------------
                                    President


                                   SCUDDER, STEVENS & CLARK, INC.


                                   By /s/David S. Lee
                                    ----------------------------
                                    Managing Director

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